Exhibit (e)(5)
S E R V I C E R E Q U E S T

PLATINUM CHOICE VUL 2

AMERICAN GENERAL LIFE

PLATINUM CHOICE VUL 2 - FIXED OPTION

•	Division 301 - AGL Declared Fixed Interest Account

PLATINUM CHOICE VUL 2 - VARIABLE DIVISIONS

The Alger Portfolios

•	Division 702 - Alger Capital Appreciation

American Century® Variable Portfolios, Inc.

•	Division 704 - Value

American Funds Insurance Series®

•	Division 681 - Asset AllocationSM

•	Division 682 - Global GrowthSM

•	Division 683 - GrowthSM

•	Division 684 - Growth-IncomeSM

•	Division 685 - High-Income BondSM

•	Division 686 - InternationalSM

Anchor Series Trust

•	Division 687 - SA Wellington Capital Appreciation

•	Division 688 - SA Wellington Government and Quality Bond

Fidelity® Variable Insurance Products

•	Division 708 - Contrafund®

•	Division 709 - Equity-Income

•	Division 713 - Growth

•	Division 714 - Mid Cap

•	Division 689 - Government Money Market

Franklin Templeton Variable Insurance Products Trust

•	Division 716 - Franklin Mutual Shares VIP

•	Division 715 - Franklin Small Cap Value VIP

Invesco Variable Insurance Funds

•	Division 701 - Invesco V.I. Global Real Estate

•	Division 745 - Invesco V.I. Growth and Income

•	Division 700 - Invesco V.I. International Growth

•	Division 727 - Invesco Oppenheimer V.I. Global Fund -
Series	1

Janus Aspen Series

•	Division 719 - Janus Henderson Enterprise

•	Division 717 - Janus Henderson Forty

JPMorgan Insurance Trust

•	Division 925 - Core Bond

MFS® Variable Insurance Trust

•	Division 722 - New Discovery

•	Division 723 - Research

Neuberger Berman Advisers Management Trust

•	Division 725 - Mid Cap Growth

PIMCO Variable Insurance Trust

•	Division 728 - CommodityRealReturn® Strategy

•	Division 732 - Global Bond Opportunities (Unhedged)

•	Division 729 - Real Return

•	Division 730 - Short-Term

•	Division 731 - Total Return

Seasons Series Trust

•	Division 690 - SA Multi-Managed Mid Cap Value

SunAmerica Series Trust

•	Division 737 - SA JPMorgan Diversified Balanced

VALIC Company I

•	Division 696 - Dynamic Allocation

•	Division 691 - Emerging Economies

•	Division 692 - International Value Fund

•	Division 738 - International Equities Index

•	Division 739 - Mid Cap Index

•	Division 741 - Nasdaq-100® Index

•	Division 742 - Science and Technology

•	Division 743 - Small Cap Index

•	Division 744 - Stock Index

VALIC Company II

•	Division 693 - Mid Cap Value

•	Division 694 - Socially Responsible

•	Division 695 - Strategic Bond

Page 1 of 5	AGLC107952 Rev0519

American General Life Insurance Company (“AGL”)	Variable Universal Life Insurance Service Request Complete and return this request to: Variable Life Service Center PO Box 305600 • Nashville, TN 37230-5600 800-340-2765 • Fax: 844-430-2639

☐ POLICY 1.	POLICY #: Insured:
IDENTIFICATION	Address:				New Address (yes) (no)
COMPLETE THIS SECTION FOR ALL REQUESTS.	Primary Owner (If other than an insured):
	Address:				New Address (yes) (no)
Primary Owner’s S.S. No. or Tax l.D. No._____________________Phone Number: ( ) -
Joint Owner (If applicable):
	Address:				New Address (yes) (no)
☐ CHANGE IN 2.	INVESTMENT DIVISION	PREM %	DED %	INVESTMENT DIVISION	PREM%	DED%
ALLOCATION
PERCENTAGES	(301) AGL Declared Fixed Interest Account			JPMorgan Insurance Trust
Use this section to indicate how premiums or monthly deductions are to be allocated. Total allocation in each column must equal 100%; whole numbers only.	The Alger Portfolios			(925) Core Bond
	(702) Alger Capital Appreciation			MFS® Variable Insurance Trust
	American Century® Variable Portfolios, Inc.			(722) New Discovery*
	(704) Value			(723) Research
	American Funds Insurance Series®			Neuberger Berman Advisers
*If you have elected the Guaranteed Minimum Death Benefit (GMDB) Rider, there are investment requirements for (The prospectus refers to this Rider as the Lapse Protection Benefit Rider.) Please refer to the prospectus.	(681) Asset AllocationSM			Management Trust
	(682) Global GrowthSM*			(725) Mid Cap Growth
	(683) GrowthSM			PIMCO Variable Insurance Trust
	(684) Growth-IncomeSM			(728) CommodityRealReturn® Strategy*
	(685) High-Income BondSM			(732) Global Bond Opportunities (Unhedged)
	(686) InternationalSM*			(729) Real Return
	Anchor Series Trust			(730) Short-Term
	(687) SA Wellington Capital Appreciation			(731) Total Return
	(688) SA Wellington Government and Quality Bond			Seasons Series Trust
(690) SA Multi-Managed Mid Cap Value
	Fidelity® Variable Insurance Products			SunAmerica Series Trust
	(708) Contrafund®			(737) SA JPMorgan Diversified Balanced
	(709) Equity-Income			VALIC Company I
	(713) Growth			(696) Dynamic Allocation*
	(714) Mid Cap			(691) Emerging Economies*
	(689) Government Money Market			(692) International Value Fund*
	Franklin Templeton Variable Insurance			(738) International Equities Index*
	Products Trust			(739) Mid Cap Index
	(716) Franklin Mutual Shares VIP			(741) Nasdaq-100® Index
	(715) Franklin Small Cap Value VIP*			(742) Science and Technology*
	Invesco Variable Insurance Funds			(743) Small Cap Index*
	(701) Invesco V.I. Global Real Estate*			(744) Stock Index
	(745) Invesco V.I.			VALIC Company II
	Growth and Income			(693) Mid Cap Value
	(700) Invesco V.I. International			(694) Socially Responsible
	Growth*			(695) Strategic Bond
	(727) Invesco Oppenheimer V.I. Global Fund - Series 1			Other:
	Janus Aspen Series				100%	100%
(719) Janus Henderson Enterprise
(717) Janus Henderson Forty

Page 2 of 5	AGLC107952 Rev0519

☐ MODE OF PREMIUM 3.	Indicate frequency and premium amount desired: $ Annual $ Semi-Annual $ Quarterly
PAYMENT/BILLING METHOD CHANGE	$ Monthly (Bank Draft Only)

Use this section to change the billing frequency and/or method of premium payment. Note, however, that AGL will not bill you on a direct monthly basis. Refer to your policy and its related prospectus for further information concerning minimum premiums and billing options.

Indicate billing method desired: Direct Bill Pre-Authorized Bank Draft (attach a Bank Draft Authorization Form and “Void” Check) Start Date:_______ /_______ /_______

☐   LOST POLICY           4.

     CERTIFICATE

Complete this section if applying for a Certificate of Insurance or duplicate policy to replace a lost or misplaced policy. If a full duplicate policy is being requested, a check or money order for $25 payable to AGL must be submitted with this request.

I/we hereby certify that the policy of insurance for the listed policy has been              LOST             DESTROYED             OTHER.

Unless I/we have directed cancellation of the policy, I/we request that a:

             Certificate of Insurance at no charge

             Full duplicate policy at a charge of $25

be issued to me/us. If the original policy is located, I/we will return the Certificate or duplicate policy to AGL for cancellation.

☐ DOLLAR COST 5. AVERAGING (DCA) ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE)

Day of the month for transfers____________ (Choose a day of the month between 1-28)

Frequency of transfers:              Monthly              Quarterly              Semi-Annually              Annually

DCA to be made from the following investment option:

Transfer: $                                                               ($100 minimum, whole dollars only)

An amount can be systematically transferred from any one investment option and directed to one or more of the investment options below. The AGL Declared Fixed Interest Account is not available for DCA. Please refer to the prospectus for more information on the DCA option.

NOTE: DCA is not available if the Automatic Rebalancing option or GMDB Rider has been elected.

	(301) AGL Declared Fixed Interest Account	$________	JPMorgan Insurance Trust
	The Alger Portfolios		(925) Core Bond	$________
	(702) Alger Capital Appreciation	$________	MFS® Variable Insurance Trust
	American Century® Variable Portfolios, Inc.		(722) New Discovery	$________
	(704) Value	$________	(723) Research	$________
	American Funds Insurance Series®		Neuberger Berman Advisers
	(681) Asset AllocationSM	$________	Management Trust
	(682) Global GrowthSM	$________	(725) Mid Cap Growth	$________
	(683) GrowthSM	$________	PIMCO Variable Insurance Trust
	(684) Growth-IncomeSM	$________	(728) CommodityRealReturn® Strategy	$________
	(685) High-Income BondSM	$________	(732) Global Bond Opportunities (Unhedged)	$________
	(686) InternationalSM	$________	(729) Real Return	$________
	Anchor Series Trust		(730) Short-Term	$________
	(687) SA Wellington Capital Appreciation	$________	(731) Total Return	$________
	(688) SA Wellington Government and Quality Bond	$________	Seasons Series Trust
	Fidelity® Variable Insurance Products		(690) SA Multi-Managed Mid Cap Value	$________
	(708) Contrafund®	$________	SunAmerica Series Trust
	(709) Equity-Income	$________	(737) SA JPMorgan Diversified Balanced VALIC Company I	$________
	(713) Growth	$________
	(714) Mid Cap	$________	(696) Dynamic Allocation	$________
	(689) Government Money Market		(691) Emerging Economies	$________
	Franklin Templeton Variable Insurance		(692) International Value Fund	$________
	Products Trust		(738) International Equities Index	$________
	(716) Franklin Mutual Shares VIP	$________	(739) Mid Cap Index	$________
	(715) Franklin Small Cap Value VIP	$________	(741) Nasdaq-100® Index	$________
	Invesco Variable Insurance Funds		(742) Science and Technology	$________
	(701) Invesco V.I. Global Real Estate	$________	(743) Small Cap Index	$________
	(745) Invesco V.I. Growth and Income	$________	(744) Stock Index	$________
	(700) Invesco V.I. International Growth	$________	VALIC Company II
	(727) Invesco Oppenheimer V.I. Global	$________	(693) Mid Cap Value	$________
	Fund - Series 1		(694) Socially Responsible	$________
	Janus Aspen Series		(695) Strategic Bond	$________
	(719) Janus Henderson Enterprise	$________	Other:	$________
	(717) Janus Henderson Forty	$________
____INITIAL HERE TO REVOKE DCA ELECTION.

Page 3 of 5	AGLC107952 Rev0519

☐	AUTOMATIC	6.	IIndicate frequency: Quarterly Semi-Annually Annually
	REBALANCING

($5,000 minimum accumulation value) Use this section to apply for or make changes to Automatic Rebalancing of the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing Option.

Note: Automatic Rebalancing is not available if the Dollar Cost Averaging option has been chosen. Automatic Rebalancing is required if the GMDB Rider has been elected.

			(Division Name or Number) _______% : _______% : _______% : _______% : _______% : _______% : _______% : _______% : _______% : _______% : _______% :	(Division Name or Number) _______% : _______% : _______% : _______% : _______% : _______% : _______% : _______% : _______% : _______% : _______% :

			INITIAL HERE TO REVOKE AUTOMATIC REBALANCING ELECTION.

☐	AUTHORIZATION 7. FOR TRANSACTIONS		I ( or we, if Joint Owners) hereby authorize AGL to act on telephone instructions or eService instructions, if elected, to transfer values among the Variable Divisions and AGL Declared Fixed Interest Account and to change allocations for future premium payments and monthly deductions.
Complete this section if you are applying for or revoking current telephone or eService privileges.

Initial the designation you prefer:

                 Policy Owner(s) only — If Joint Owners, either one acting independently.

                 Policy Owner(s) or Agent/Registered Representative who is appointed to represent AGL and the firm authorized to service my policy.

AGL and any persons designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions or eService instructions received and acted on in good faith, including losses due to telephone instructions or eService communication errors. AGL’s liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or eService instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL in its home office.

			INITIAL HERE TO REVOKE TELEPHONE PRIVILEGE AUTHORIZATION.
			INITIAL HERE TO REVOKE ESERVICE PRIVILEGE AUTHORIZATION.

☐	CORRECT AGE	8.	Name of Insured for whom this correction is submitted:
Use this section to correct the age of any person covered under this policy. Proof of the correct date of birth must accompany this request.			Correct DOB: ________/________/________

☐	TRANSFER OF	9.	(Division Name or Number) (Division Name or Number)
	ACCUMULATED
	VALUES		Transfer $_________ or % from___________________________________ to .

Use this section if you want to transfer money between divisions. The minimum amount for transfers is $500.00. Withdrawals from the AGL Declared Fixed Interest Account to a Variable Division may only be made within the 60 days after a policy anniversary. See transfer limitations outlined in prospectus. If a transfer causes the balance in any division to drop below $500, AGL reserves the right to transfer the remaining balance.

Amounts to be transferred should be indicated in dollar or percentage amounts, maintaining consistency throughout.

Transfer $_________ or % from___________________________________ to                                                                   .

Transfer $_________ or % from___________________________________ to                                                                   .

Transfer $_________ or % from___________________________________ to                                                                   .

Transfer $_________ or % from___________________________________ to                                                                   .

Transfer $_________ or % from___________________________________ to                                                                   .

Transfer $_________ or % from___________________________________ to                                                                   .

Transfer $_________ or % from___________________________________ to                                                                   .

Transfer $_________ or % from___________________________________ to                                                                   .

Transfer $_________ or % from___________________________________ to                                                                   .

Page 4 of 5	AGLC107952 Rev0519

☐ ELECTRONIC 10. DELIVERY CONSENT Complete this section for electronic delivery of documents.

American General Life Insurance Company (“AGL”) is able to provide policy and investment option prospectuses, supplements and reports via e-mail. In order to deliver these documents via e-mail, we must obtain your consent to this type of delivery format.

This consent authorizes AGL, with respect to AGL’s variable universal life insurance policies, to deliver the following communications via e-mail:

• Policy prospectuses and supplements

• Investment option prospectuses and supplements

• Annual and semi-annual investment option reports

This consent to delivery by e-mail has no expiration date. You may change or cancel your consent at any time by writing to us at American General Life Insurance Company, PO Box 305600, Nashville, TN 37230-5600, Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

In order to participate in this delivery method, you must have access to the following:

• Browser software, such as Microsoft Internet Explorer, or equivalent

• Communication access to the Internet

Should you wish to print materials that have been delivered via e-mail, you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

Your e-mail address will be used solely for AGL’s database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

I consent to receive electronic delivery of the documents specified above.

	Initials of Owner	Please provide your e-mail address

☐ AFFIRMATION/ 11. SIGNATURE Complete this section for ALL requests.

IRS Certification: Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding (enter exempt payee code*, if applicable: ____), OR (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person*, and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct (enter exemption from FATCA reporting code, if applicable: ____). **Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For contributions to an individual retirement arrangement (IRA) and, generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. *See General Instructions provided on the IRS Form W-9 available from IRS.gov. ** If you can complete a Form W-9 and you are a U.S. citizen or U.S. resident alien, FATCA reporting may not apply to you. Please consult your own tax advisors.

If you are unable to complete this certification as you are not a US person, please provide the Company with a Form W-8BEN or Form W-8BEN-E

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Dated at ___________________________ this _______ day of ________________________ , ______________ .

                                 (City, State)

Current/Existing Owner’s Signature (required)

X

Complete this section if this Policy is owned by a trust or business. ☐ Trust Owned: (Complete the Certification of Trust) ☐ Business Owned: (Complete the Business Certification)

	Owner Signature	Print full name of Company:

	X	Print full name and title of authorized signer:

Page 5 of 5	AGLC107952 Rev0519